MassRoots Closes Acquisition of Odava, a Leading Compliance Technology Platform

DENVER, July 14, 2017 /PRNewswire/ -- MassRoots, Inc. (OTCQB:MSRT) is pleased to announce it has closed the acquisition of Odava, Inc., a leading compliance and point-of-sale system for the cannabis industry, for cash and common stock consideration, as fully detailed in our Current Report on Form 8-K filing, dated July 14, 2017. MassRoots now offers dispensaries a complete suite of software to manage their regulatory compliance, streamline their supply chain, and develop successful consumer loyalty programs.

MassRoots is pleased to release the following video testimonial from Pure Green dispensary from Portland, Oregon, a client of Odava’s retail point-of-sale and compliance software, accessible here.

“There’s a significant opportunity in taking our experience in the Colorado and Oregon markets and leveraging it in California, Nevada, and other states,” stated Odava Co-Founder Scott Kveton. “MassRoots came to the table with thousands of dispensary relationships, an app synonymous with marijuana, and one of the largest shareholder bases in the industry. Together, we have the technology and resources necessary to aggressively grow market share in California and other strategic markets.”

“The Odava acquisition diversifies our revenue streams while also enabling the platform integrations necessary to effectively monetize MassRoots’ audience,” stated MassRoots Chief Executive Officer Isaac Dietrich. “Odava’s founders, Scott Kveton and Steven Osborn, have built technology companies valued at hundreds of millions of dollars and have already made a significant impact on our business strategy.”

Odava’s main integration to state regulators is through Franwell, Inc.’s METRC system which, just a few days ago, was awarded the contract for California’s cannabis regulatory system. MassRoots expects this will enable Odava to enter the California market with minimal infrastructure changes. With more than 1,000 dispensaries expected to be subject to California state regulations for the first time, this presents a unique growth opportunity for MassRoots to on-board these dispensaries to the Odava system as well as its other offerings.

For more information, please refer to MassRoots’ recent shareholder update, corporate overview deck, and filings with the U.S. Securities and Exchange Commission.

About MassRoots

MassRoots, Inc. is one of the leading technology platforms for the regulated cannabis industry. Powered by more than one million registered users, the Company's mobile apps empower consumers to make educated cannabis purchasing decisions through community-driven reviews. It's compliance and point-of-sale system, Odava, enables cannabis-related businesses to streamline their retail operations and compliance reporting to state regulators. With a significant market share of medical cannabis patients in certain markets, more than 25,000 shareholders, equity financings and warrant exercises of more than $17 million since inception, the Company believes it is uniquely positioned to best serve the unique needs of the cannabis industry. For more information, please visit MassRoots.com/Investors and MassRoots, Inc.'s filings with the U.S. Securities and Exchange Commission.

Forward-looking Statements

Certain matters discussed in this announcement contain statements, estimates and projections about the growth of MassRoots, Inc.'s business, partnerships, new features, acquisitions, user growth and related business strategy. Such statements, estimates and projections may constitute forward-looking statements within the meaning of the federal securities laws. Factors or events that could cause our actual results to differ may emerge from time to time. MassRoots undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The recipient of this information is cautioned not to place undue reliance on forward-looking statements. For more information, please refer to MassRoots, Inc.'s filings with the U.S. Securities and Exchange Commission.

Source: MassRoots, Inc.

For media only:

Scott Kveton

scott@massroots.com